EXHIBIT 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

Brian Ritchie, Noonan Russo
(212) 845-4269

Pediatric Services of America, Inc.

Completes Sale of

Pharmacy Business

Norcross, GA. - - (BUSINESS WIRE) - - November 21, 2005 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) today announced that it has completed the previously announced sale of certain selected assets of its Pharmacy business to Accredo Health, Incorporated, a wholly-owned subsidiary of Medco Health Solutions, Inc. (NYSE: MHS). PSAI received approximately $72 million in cash for the Pharmacy business and retained the assets of its Pensacola, Florida unit dose pharmacy. The transaction closed upon the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Daniel J. Kohl, President and CEO of PSAI said, “We are pleased to announce the closing of the sale of the Pharmacy business. The transaction was the result of our strategic review process and will enable us to bring about crisper execution in our remaining businesses, simplification of our message to customers and clarity regarding who we are to investors.”

“With the completion of the sale of the Pharmacy business, we now plan to focus our attention on accelerating the growth of our pediatric private duty nursing and PPEC businesses in key states via start-ups and acquisitions.” continued Mr. Kohl. “In addition, we will be focused on maximizing the profitability of our respiratory therapy and equipment services business through continued improvement in operating efficiencies and the growth of the adult high tech respiratory business.”

“We are grateful to our pharmacy employees for their outstanding commitment to our patients and the professionalism with which they assist patients on a day to day basis.”

The parties have entered into a Transition Services Agreement that will provide for the collection of outstanding accounts receivable and other items. PSAI anticipates the proceeds of the transaction will be used for further implementation of the Company’s strategic plans, including growth of its pediatric nursing business through acquisition and start-ups. In addition, PSAI intends to use a portion of the proceeds to retire its $20.35 million, 10% Senior Subordinated Notes due 2008.

PSAI provides comprehensive pediatric home health care services through a network of over 100 branch offices in 19 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs) and respiratory therapy equipment. Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy Business, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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